                                                                   Exhibit 4.10


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                            COX CLASSIC CABLE, INC.,


                                  COXCOM, INC.

                                      and

                              JPMorgan Chase Bank

          (as successor to CHASE BANK OF TEXAS, NATIONAL ASSOCIATION),

                                   as Trustee

                                ----------------

                         SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 1, 2003

                                ----------------

Supplement to Indenture dated as of January 30, 1998, by and between TCA Cable TV, Inc. and JPMorgan Chase Bank (as successor to Chase Bank of Texas, National Association), as Trustee, as amended by the First Supplemental Indenture dated as of August 12, 1999, by and among TCA Cable TV, Inc., Cox Classic Cable, Inc. and JPMorgan Chase Bank (as successor to Chase Bank of Texas, National Association), as Trustee, relating to the Company's Securities

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


                         SECOND SUPPLEMENTAL INDENTURE


         SECOND SUPPLEMENTAL INDENTURE, dated as of December 1, 2003, among Cox Classic Cable, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), CoxCom, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Cox"), and JPMorgan Chase Bank (as successor to Chase Bank of Texas, National Association) (the "Trustee"), as Trustee under the Indenture hereinafter mentioned.

                                   WITNESSETH

         WHEREAS, TCA Cable TV, Inc. ("TCA") heretofore executed and delivered to the Trustee an Indenture dated as of January 30, 1998 (the "Initial Indenture");

         WHEREAS, on or about February 5, 1998, TCA issued and sold $200,000,000 aggregate principal amount of 6.53% Debentures due 2028 under the Initial Indenture;

         WHEREAS, TCA and the Company heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of August 12, 1999 (the "First Supplemental Indenture," and together with the Initial Indenture, the "Indenture"), providing that the Company would agree to be bound by all the terms, conditions and covenants of the Initial Indenture and assume all of TCA's obligations under the Initial Indenture;

         WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of December 1, 2003, by and among the Company and Cox, the Company will be merged with and into Cox and will cease to exist (the "Restructuring");

         WHEREAS, Section 901 of the Indenture, "Supplemental Indentures Without Consent of Securityholders," provides that provisions of the Indenture may be amended or supplemented without the consent of the Holders with respect to certain matters therein identified;

         WHEREAS, Cox desires in and by this Second Supplemental Indenture to be bound by all the terms and conditions of the Indenture and assume all of the Company's obligations under the Indenture; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or have been done or performed;

         NOW THEREFORE, in consideration of the above premises, and in order to comply with the terms of the Indenture, the Company and Cox covenant with the Trustee as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

         Section 1.01. For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

         (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                  ARTICLE TWO
                            AMENDMENT AND SUPPLEMENT

         Section 2.01. Cox hereby agrees to be bound by all of the terms, conditions and covenants of the Indenture and assumes all of the Company's obligations under the Indenture and the Securities issued thereunder on the terms and conditions stated therein.

         Section 2.02. The Company and Cox jointly represent and warrant that immediately after giving effect to the Restructuring, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

                                                    ARTICLE THREE
                                                    MISCELLANEOUS

         Section 3.01. All of the terms and conditions of the Indenture shall remain in full force and effect, except as modified hereby, and the Holders are bound by the Indenture, as amended, pursuant to Section 904 thereof.

         Section 3.02. The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity of this Second Supplemental Indenture.

         Section 3.03. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Second Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.


                                       2
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         Section 3.04. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

         Section 3.05. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 3.06. This Second Supplemental Indenture shall be effective simultaneously with the effectiveness of the Restructuring, which shall occur on December 1, 2003.


                           [Signature Page Follows.]


                                       3
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         IN WITNESS WHEREOF, the Company, Cox and the Trustee have caused their names to be signed hereto by their respective officers thereunder duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and the year first above written.


                                        COX CLASSIC CABLE, INC.


[CORPORATE SEAL]


                                        By: /s/ Susan W. Coker
                                            -----------------------------------
                                            Name: Susan W. Coker
Attest: /s/ Andrew A. Merdek                Title: Treasurer
        ---------------------------
        Andrew A. Merdek, Secretary


                                        COXCOM, INC.


[CORPORATE SEAL]


                                        By: /s/ Jimmy W. Hayes
                                            -----------------------------------
                                            Name: Jimmy W. Hayes
Attest: /s/ Andrew A. Merdek                Title: Vice President
        ---------------------------
        Andrew A. Merdek, Secretary


                                        JPMorgan Chase Bank
                                        (as successor to CHASE BANK OF TEXAS,
                                        National Association), as Trustee


[CORPORATE SEAL]


                                        By: /s/ Carol Logan
                                            -----------------------------------
                                            Name: Carol Logan
Attest: [illegible]                         Title: Vice President and
        ---------------------------                Trust Officer